Exhibit 99.1

Tesoro Logistics LP Reports Second Quarter Results
SAN ANTONIO - August 8, 2011 - Tesoro Logistics LP (NYSE: TLLP) (“TLLP” or the “Partnership”) today reported second quarter 2011 net income of $7.1 million, or $0.25 per basic limited partner unit.

For the period beginning April 26, 2011, when TLLP completed its initial public offering, and ending June 30, 2011, distributable cash flow was $9.7 million. On July 21, 2011, the Partnership declared the first regular cash distribution of $7.6 million, or $0.2448 per unit. This prorated amount corresponds to the minimum quarterly cash distribution of $0.3375 per unit, or $1.35 on an annualized basis.

“We are pleased to report strong second quarter results, our first period of operations since going public in April. The successful launch of Tesoro Logistics was the first step in Tesoro's strategy to grow our logistics business. We're excited about the opportunities we have to expand TLLP's business and drive additional unit holder value,” said Greg Goff, TLLP's Chairman and Chief Executive Officer and Tesoro Corporation's President and Chief Executive Officer.

Overview of Financial Results
Results of operations for the three-month and six-month periods ending June 30, 2011 include the results of the predecessor up to April 26, 2011, at which time Tesoro Logistics LP assumed operations. Prior to April 26, 2011, Tesoro Corporation (“Tesoro”) did not record intercompany revenues on most of the operations of the predecessor. As a result, operating income or loss and volumes are not comparable on a period-to-period basis. This earnings release focuses on the period after the commencement of our operations, beginning April 26, 2011, which we refer to as the “Post-Closing Period”. A reconciliation of the Post-Closing Period to the full second quarter results can be found in the attached tables.

Revenues for the Post-Closing Period totaled $17.8 million and reflect strong terminalling throughput offset by a slowdown in pipeline shipments of crude oil within our North Dakota assets due to inclement weather. Total operating and maintenance and general and administrative expenses of $7.8 million were in-line with guidance. Maintenance capital expenditures of $0.3 million were below guidance primarily due to weather related delays in North Dakota.

Strategic Update
Tesoro Logistics' strategy is to expand the business through organic growth, optimization of existing assets and acquiring assets from Tesoro and third parties.

“We're pleased with the early successes we've had in executing TLLP's growth strategy. The completion of the Salt Lake City ethanol terminal project and the addition of incremental Tesoro terminalling volumes during the quarter were immediately accretive to EBITDA and demonstrate the opportunities we have to grow this business. Beyond these recent achievements, we're announcing new growth projects today which, when combined with the existing slate of projects to be completed during 2012, should provide approximately $10 million of incremental EBITDA annually,” said Goff.

•
Terminalling Growth - During the Post-Closing Period, Tesoro's product volume increased approximately 10 thousand barrels per day (mbpd) through TLLP's terminals in Los Angeles, Vancouver and Mandan. This incremental volume is expected to provide approximately $3 million of additional annual EBITDA. In addition, TLLP announced today its intention to expand the Los Angeles terminal by 5 mbpd by the end of 2011, which is projected to provide approximately $1 million of additional annual EBITDA.

•
High Plains Pipeline System Growth - TLLP also announced today its intention to interconnect with Rangeland LLC's pipeline at Ramburg, North Dakota. The project is anticipated to cost approximately $3 million and generate about $1 million of annual EBITDA. Additionally, the Partnership will spend approximately $5 million to build a gathering hub and initial gathering pipeline at Connelly, North Dakota, that will receive crude oil by pipeline that is presently received by truck. The hub will provide a platform to expand the gathering system in Dunn County, an area of rapid production growth. The initial project will be reimbursed by Tesoro and there will be no expected net earnings impact to the Partnership.

•
Previously Announced Projects - The Salt Lake City Terminal Ethanol project was completed in the second quarter of 2011 and is projected to generate approximately $1 million of annual EBITDA. TLLP expects to spend approximately $18 million, or $17 million net of reimbursement from Tesoro, on the remaining slate of projects which should be completed in 2012 and add annual EBITDA of approximately $8 million.

Public Invited to Listen to Analyst Conference Call
At 7:30 a.m. CDT on August 9, 2011, TLLP will broadcast, live, its conference call with analysts regarding second quarter 2011 results and other business matters. Interested parties may listen to the live conference call over the Internet by logging on to
http://www.tesorologistics.com.

About Tesoro Logistics LP
Tesoro Logistics LP, headquartered in San Antonio, Texas, is a fee-based, growth-oriented Delaware limited partnership formed by Tesoro Corporation to own, operate, develop and acquire crude oil and refined products logistics assets.

This earnings release contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, concerning expected growth projects and our expectations about future capital spending, earnings and cash flow. For more information concerning factors that could affect these statements see our Prospectus, filed with the Securities and Exchange Commission on April 21, 2011. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.

Contact:
Investors:
Louie Rubiola, Director, Investor Relations, (210) 626-4355

Media:
Mike Marcy, Manager, External Affairs, (210) 626-4697

Results of Operations (unaudited)

Factors Affecting Comparability

The following tables present net income (loss), distributable cash flow, EBITDA and related operational information for the three and six month periods ended June 30, 2011 and 2010.  Prior to April 26, 2011, we recorded affiliate pipeline tariff revenues only on certain regulated pipelines and terminal service fee revenues from third-party customers.  We did not record revenues from affiliates on non-regulated pipelines or terminal service fee revenues for use of our terminal facilities.  The unaudited condensed combined financial results of Tesoro Logistics LP Predecessor ("Predecessor"), our predecessor for accounting purposes, are presented for periods through April 25, 2011.

Beginning April 26, 2011, affiliate revenues have been recorded for all of our assets in the Crude Oil Gathering segment and the Terminalling, Transportation and Storage segment in connection with the commencement of the new commercial agreements with Tesoro upon completion of the initial public offering (the "Offering").  The condensed consolidated financial results for the three and six months ended June 30, 2011 also include the results of operations for Tesoro Logistics LP (“TLLP” or the “Partnership”) for the period from April 26, 2011, the date TLLP commenced operations. As a result, the information included in the following tables is not comparable on a year-over-year or quarter-over-quarter basis. The balance sheet as of June 30, 2011 presents solely the condensed consolidated financial position of the Partnership.

TESORO LOGISTICS LP
RESULTS OF OPERATIONS
RECONCILIATION OF PREDECESSOR AND PARTNERSHIP
(Unaudited)
(In thousands)

	Tesoro Logistics LP Predecessor	Tesoro Logistics LP	Three Months Ended
			June 30, 2011
	Through April 25, 2011 (a)	From April 26, 2011
REVENUES
Crude Oil Gathering	$1,720	$8,951	$10,671
Terminalling, Transportation and Storage	208	8,887	9,095
Total Revenues	1,928	17,838	19,766
COSTS AND EXPENSES
Operating and maintenance expenses	2,199	5,942	8,141
Depreciation and amortization expense	336	1,684	2,020
General and administrative expenses	201	1,855	2,056
Loss on asset disposals	—	1	1
Total Costs and Expenses	2,736	9,482	12,218
OPERATING INCOME (LOSS) (a)	(808)	8,356	7,548
Interest and financing costs, net	—	(461)	(461)
NET INCOME (LOSS)	$(808)	$7,895	$7,087

TESORO LOGISTICS LP
RESULTS OF OPERATIONS
(Unaudited)
(In thousands, except units and per unit amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
		Predecessor (a)		Predecessor (a)
REVENUES
Crude Oil Gathering	$10,671	$4,021	$16,258	$9,004
Terminalling, Transportation and Storage	9,095	901	9,778	1,814
Total Revenues	19,766	4,922	26,036	10,818
COSTS AND EXPENSES
Operating and maintenance expenses	8,141	8,081	16,849	16,124
Depreciation and amortization expense	2,020	2,129	4,037	3,979
General and administrative expenses	2,056	716	3,415	1,491
Loss on asset disposals	1	427	1	436
Total Costs and Expenses	12,218	11,353	24,302	22,030
OPERATING INCOME (LOSS) (a)	7,548	(6,431)	1,734	(11,212)
Interest and financing costs, net	(461)	—	(461)	—
NET INCOME (LOSS)	$7,087	$(6,431)	$1,273	$(11,212)
Less: Predecessor loss prior to initial public offering on April 26, 2011	(808)		(6,622)
Net income subsequent to initial public offering	7,895		7,895
Less: General Partner's interest in net income subsequent to initial public offering	157		157
Limited Partners' interest in net income subsequent to initial public offering	$7,738		$7,738

Net income per limited partner unit (basic and diluted):
Common	$0.25		$0.25
Subordinated - Tesoro	$0.25		$0.25

Limited partner units outstanding:
Common units - Public	14,950,000		14,950,000
Common units - Tesoro	304,890		304,890
Subordinated units - Tesoro	15,254,890		15,254,890

Minimum Quarterly Distribution (prorated) (b)	$0.2448		$0.2448

TESORO LOGISTICS LP
RECONCILIATION TO AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited)
(In thousands)

	Tesoro Logistics LP Predecessor	Tesoro Logistics LP	Three Months Ended June 30, 2011	Six Months Ended June 30, 2011
	Through April 25, 2011 (a)	From April 26, 2011
Reconciliation of Distributable Cash Flow to Net income (loss):
Net income (loss)	$(808)	$7,895	$7,087	$1,273
Add: Depreciation and amortization expense	336	1,684	2,020	4,037
Add: Interest and financing costs, net	—	461	461	461
Less: Cash interest paid, net	—	11	11	11
Less: Maintenance capital expenditures (c)	30	312	342	450
Less: Expansion capital expenditures	316	596	912	1,320
Add: Cash on hand to fund expansion capital expenditures	—	298	298	298
Add: Reimbursement for capital expenditures	—	298	298	298
Distributable Cash Flow (d)	$(818)	$9,717	$8,899	$4,586

Reconciliation of EBITDA to Net income (loss):
Net income (loss)	$(808)	$7,895	$7,087	$1,273
Add: Depreciation and amortization expense	336	1,684	2,020	4,037
Add: Interest and financing costs, net	—	461	461	461
EBITDA (d)	$(472)	$10,040	$9,568	$5,771

Reconciliation of EBITDA to Net cash from (used in) operating activities:
Net cash from (used in) operating activities	$(3,170)	$12,012	$8,842	$4,557
Changes in assets and liabilities	2,698	(2,198)	500	988
Amortization of debt issuance costs	—	(111)	(111)	(111)
Unit-based compensation expense	—	(123)	(123)	(123)
Loss on asset disposals	—	(1)	(1)	(1)
Interest and financing costs, net	—	461	461	461
EBITDA (d)	$(472)	$10,040	$9,568	$5,771

TESORO LOGISTICS LP
SELECTED OPERATING SEGMENT DATA
RECONCILIATION OF PREDECESSOR AND PARTNERSHIP
(Unaudited)
(In thousands, except barrel and per barrel amounts)

	Tesoro Logistics LP Predecessor	Tesoro Logistics LP	Three Months Ended
			June 30, 2011
OPERATING SEGMENTS	Through April 25, 2011 (a)	From April 26, 2011
CRUDE OIL GATHERING
Pipeline gathering:
Pipeline revenues	$1,720	$4,562	$6,282
Pipeline throughput (bpd)	59,059	55,717	56,635
Average pipeline revenue per barrel (e)	$1.16	$1.24	$1.22
Trucking:
Trucking revenues	$—	$4,389	$4,389
Trucking volume (bpd)	24,861	23,212	23,665
Average trucking revenue per barrel (e)		$2.86	$2.04
Total Segment Revenues	$1,720	$8,951	$10,671
Costs and Expenses:
Operating and maintenance expenses	$1,334	$3,827	$5,161
Depreciation and amortization expense	131	654	785
General and administrative expenses	44	237	281
Gain on asset disposals	—	(10)	(10)
Total Costs and Expenses	1,509	4,708	6,217
CRUDE OIL GATHERING SEGMENT OPERATING INCOME	$211	$4,243	$4,454

TERMINALLING, TRANSPORTATION AND STORAGE
Terminalling:
Terminalling revenues	$208	$6,758	$6,966
Terminalling throughput (bpd)	124,510	134,579	131,812
Average terminalling revenue per barrel (e)	$0.07	$0.76	$0.58
Short-haul pipeline:
Short-haul pipeline revenues	$—	$1,178	$1,178
Short-haul pipeline throughput (bpd)	52,392	71,395	66,174
Average short-haul pipeline revenue per barrel (e)		$0.25	$0.20
Storage:
Storage revenues	$—	$951	$951
Storage capacity reserved (shell capacity barrels)	878,000	878,000	878,000
Storage per shell capacity barrel (per month)		$0.50	$0.50
Total Segment Revenues	$208	$8,887	$9,095
Costs and Expenses:
Operating and maintenance expenses	$865	$2,115	$2,980
Depreciation and amortization expense	205	1,030	1,235
General and administrative expenses	44	392	436
Loss on asset disposals	—	11	11
Total Costs and Expenses	1,114	3,548	4,662
TERMINALLING, TRANSPORTATION AND STORAGE SEGMENT OPERATING INCOME (LOSS)	$(906)	$5,339	$4,433

TESORO LOGISTICS LP
SELECTED OPERATING SEGMENT DATA
(Unaudited)
(In thousands, except barrel and per barrel amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
OPERATING SEGMENTS		Predecessor (a)		Predecessor (a)
CRUDE OIL GATHERING
Pipeline gathering:
Pipeline revenues	$6,282	$4,021	$11,869	$9,004
Pipeline throughput (bpd) (f)	56,635	35,066	55,972	43,896
Average pipeline revenue per barrel (e)	$1.22	$1.26	$1.17	$1.13
Trucking:
Trucking revenues	$4,389	$—	$4,389	$—
Trucking volume (bpd)	23,665	22,465	22,652	22,970
Average trucking revenue per barrel (e)	$2.04		$1.07
Total Segment Revenues	$10,671	$4,021	$16,258	$9,004
Costs and Expenses:
Operating and maintenance expenses	$5,161	$5,310	$9,876	$10,205
Depreciation and amortization expense	785	772	1,570	1,539
General and administrative expenses	281	143	435	279
(Gain) loss on asset disposals	(10)	60	(10)	61
Total Costs and Expenses	6,217	6,285	11,871	12,084
CRUDE OIL GATHERING SEGMENT OPERATING INCOME (LOSS)	$4,454	$(2,264)	$4,387	$(3,080)

TERMINALLING, TRANSPORTATION AND STORAGE
Terminalling:
Terminalling revenues	$6,966	$901	$7,649	$1,814
Terminalling throughput (bpd) (g)	131,812	122,482	126,707	116,277
Average terminalling revenue per barrel (e)	$0.58		$0.33
Short-haul pipeline:
Short-haul pipeline revenues	$1,178	$—	$1,178	$—
Short-haul pipeline throughput (bpd) (g)	66,174	60,188	64,185	53,017
Average Short-haul pipeline revenue per barrel (e)	$0.20		$0.10
Storage:
Storage revenues	$951	$—	$951	$—
Storage capacity reserved (shell capacity barrels)	878,000	878,000	878,000	878,000
Storage per shell capacity barrel (per month)	$0.50		$0.50
Total Segment Revenues	$9,095	$901	$9,778	$1,814
Costs and Expenses:
Operating and maintenance expenses	$2,980	$2,771	$6,973	$5,919
Depreciation and amortization expense	1,235	1,357	2,467	2,440
General and administrative expenses	436	93	492	182
Loss on asset disposals	11	367	11	375
Total Costs and Expenses	4,662	4,588	9,943	8,916
TERMINALLING, TRANSPORTATION AND STORAGE SEGMENT OPERATING INCOME (LOSS)	$4,433	$(3,687)	$(165)	$(7,102)

TESORO LOGISTICS LP
SELECTED FINANCIAL DATA
RECONCILIATION OF PREDECESSOR AND PARTNERSHIP
(Unaudited)
(In thousands)

	Tesoro Logistics LP Predecessor	Tesoro Logistics LP	Three Months Ended
			June 30, 2011
	Through April 25, 2011 (a)	From April 26, 2011
Capital Expenditures
Maintenance (c)	$30	$312	$342
Expansion	316	596	912
Total Capital Expenditures	$346	$908	$1,254

SELECTED FINANCIAL DATA
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Capital Expenditures		Predecessor (a)		Predecessor (a)
Maintenance (c)	$342	$451	$450	$758
Expansion	912	46	1,320	193
Total Capital Expenditures	$1,254	$497	$1,770	$951

BALANCE SHEET DATA
(In thousands)

	June 30, 2011	December 31, 2010
	(Unaudited)	Predecessor (a)
Cash and cash equivalents	$9,966	$—
Total Assets	$154,757	$135,577
Debt	$50,000	$—
Total Equity	$97,524	$128,827

TESORO LOGISTICS LP
GROWTH PROJECTS
(Unaudited)
(In millions)

	Total Expected Project Capital Expenditures	Projected EBITDA (Annual) (d) (h)	Expected Completion Date
OPERATING SEGMENTS
CRUDE OIL GATHERING
High Plains expansion	$5.0	$5.0	Q2 2012
Rangeland interconnect	3.0	1.0	Q2 2012
Connelly gathering hub (i)	5.0	—	Q2 2012
CRUDE OIL GATHERING SEGMENT GROWTH PROJECTS	13.0	6.0

TERMINALLING, TRANSPORTATION AND STORAGE
Ethanol blending (i)	3.0	1.0	Q2 2011 (Salt Lake City) Q1 2012 (Burley)
Los Angeles terminal transmix	3.0	0.5	Q1 2012
Stockton terminal storage	9.0	2.5	Q1 2012
Los Angeles terminal permit expansion	—	1.0	Q1 2012
TERMINALLING, TRANSPORTATION AND STORAGE SEGMENT GROWTH PROJECTS	15.0	5.0
TOTAL GROWTH PROJECTS	$28.0	$11.0

_______________
(a)    The Partnership's future results of operations may not be comparable to the Predecessor's historical results of operations for the reasons described below:
Revenues.  There are differences in the way our Predecessor recorded revenues and the way the Partnership records revenues after completion of the Offering. See discussion of the factors affecting comparability noted on page 4.
General and Administrative Expenses.  Our Predecessor's general and administrative expenses included direct charges for the management and operation of our logistics assets and certain expenses allocated by Tesoro for general corporate services, such as treasury, accounting and legal services. These expenses were charged, or allocated, to our Predecessor based on the nature of the expenses. Tesoro continues to charge the Partnership a combination of direct charges for the management and operation of our logistics assets, a fixed annual fee for general corporate services, such as treasury, accounting and legal service and incremental additional general and administrative expenses as a result of being a separate publicly-traded partnership.
(b)    Incentive distribution rights are rights that entitle the general partner to receive an increasing share of incremental distributable cash flow. Our minimum quarterly distribution ("MQD") is $0.3375 per unit on a quarterly basis, or $1.35 annually. The second quarter MQD is prorated as the Partnership closed the offering April 26, 2011.
(c)    Maintenance capital expenditures include expenditures required to maintain equipment, reliability, tankage and pipeline integrity, and safety, and to address environmental regulations.
(d)    We define EBITDA as net income (loss) before net interest expense and depreciation and amortization expense. We define distributable cash flow as EBITDA less cash interest paid, deferred revenue related to shortfall payments (if any), maintenance and expansion capital expenditures, plus cash on hand to fund expansion capital expenditures and reimbursement by Tesoro Corporation (our "Sponsor") for certain capital expenditures. EBITDA and distributable cash flow are non-U.S. GAAP supplemental financial measures that are used by management and may be used by external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects, and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA will provide useful information to investors in assessing our financial condition and results of operations. The U.S. GAAP measures most directly comparable to EBITDA are net income (loss) and net cash from (used in) operating activities. EBITDA should not be considered as an alternative to U.S. GAAP net income (loss) or net cash from (used in) operating activities. EBITDA has important limitations as an analytical tool, because it excludes some, but not all, items that affect net income (loss) and net cash from (used in) operating activities. You should not consider EBITDA in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Our definition of EBITDA may not be comparable to similarly titled measures of other companies, because it may be defined differently by other companies in our industry, thereby diminishing its utility.

We believe that the presentation of distributable cash flow will provide useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, as it provides investors an enhanced perspective of the operating performance of our assets and the cash our business is generating. The amounts included in the calculation of distributable cash flow are derived from amounts separately presented in our consolidated financial statements, with the exception of maintenance and expansion capital expenditures, cash on hand to fund expansion capital expenditures and reimbursement by our Sponsor for certain capital expenditures. Distributable cash flow should not be considered in isolation or as an alternative to net income or operating income as an indication of our operating performance or as a substitute for analysis of our results as reported under U.S. GAAP. Distributable cash flow is not necessarily comparable to similarly titled measures of other companies because it may be defined differently by other companies in our industry, thereby diminishing its utility.
(e)    Management uses average revenue per barrel to evaluate performance and compare profitability to other companies in the industry. There are a variety of ways to calculate average revenue per barrel; different companies may calculate it in different ways. We calculate average revenue per barrel as revenue divided by the number of days in the period divided by throughput (bpd). Investors and analysts use this financial measure to help analyze and compare companies in the industry on the basis of operating performance. This financial measure should not be considered as an alternative to segment operating income, revenues, and operating expenses or any other measure of financial performance presented in accordance with U.S. GAAP.
(f)     Average daily pipeline throughput volumes were lower in the three and six months ended June 30, 2010 due to scheduled turnarounds at Tesoro's North Dakota refinery.
(g)     Average daily terminal throughput volumes were lower in the three and six months ended June 30, 2010 due to the temporary shut-down processing at Tesoro's Washington refinery following a fire at that refinery in April 2010 and scheduled turnarounds at Tesoro's Utah and North Dakota refineries during the first and second quarters of 2010, respectively. Average daily short-haul pipeline throughput volumes were lower in the six months ended June 30, 2010 due to a scheduled turnaround at Tesoro's Utah refinery.
(h)    Projected EBITDA for growth projects is equal to projected earnings as there is no interest, tax, depreciation or amortization projected for these projects.
(i)    The capital expenditures related to this project will be reimbursed by our Sponsor per the omnibus agreement we entered into at the closing of the Offering.